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                SAN DIEGO GAS & ELECTRIC COMPANY

                  RETIREMENT PLAN FOR DIRECTORS

                (Restated as of October 24, 1994)


                           I.  Purpose


     The purpose of this Plan shall be to provide recognition and retirement compensation to eligible members of the San Diego Gas & Electric Company ("SDG&E") Board of Directors ("Board"), to facilitate SDG&E's ability to attract, retain and reward members of the Board.

                        II.  Eligibility

     Eligibility in this Plan shall be limited to members of the Board of Directors of SDG&E who have at least five years of total service (which need not be continuous service) as Directors, and who retire or resign from the Board in good standing or die while in service and in good standing.

                 III.  Amount of Annual Benefit

     This Plan shall pay an annual retirement benefit equal to the amount of annual compensation in effect at the time of the eligible Director's retirement, resignation or death. For purposes of determining the annual retirement benefit, annual compensation shall include the annual retainer, meeting fees, committee chair fees and the cash value of any stock grant, calculated at the effective date of grant, paid or payable to the eligible Director during the calendar year next preceding such retirement, resignation or death.

     These amounts shall be paid quarterly in advance in four equal payments. No additional amount shall be paid for service on any of the committees of the Board nor shall interest be paid on these amounts.

     All benefits payable under this Plan shall be offset by the benefits payable to the eligible Director for service as an SDG&E
Director from the Retirement Plan for the Directors of SCEcorp and Southern California Edison Company.

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                    IV.  Duration of Payments

     The Plan shall pay the retired Director or his/her surviving spouse a benefit for the number of years of total service on the Board (the Benefit Period). Service on the Board of an SDG&E subsidiary shall not be counted for computation of the amount of annual retirement benefit under the Plan or the Plan's Benefit Period. For the purpose of computing the Benefit Period, periods of service as an employee Director shall be disregarded.

     If the years and months of actual service includes a fractional year, it shall be rounded up to a full year for purposes of determining the Benefit Period.

Commencement of Payments
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     The first quarterly payment shall be made on the first day of the calendar quarter following:

     *    the Director's retirement, or

     *    the 65th anniversary of the Director's birth,

whichever occurs later.

Survivor Benefits
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     If the Director dies without leaving a surviving spouse, no further benefits shall be payable under this Plan.

     If the Director dies leaving a surviving spouse before retiring from the Board, benefit payments to that spouse shall begin on the first day of the calendar quarter following:

     *    the date of the Director's death, or

     *    the 65th anniversary of the Director's birth,

whichever occurs later.


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     If the Director dies leaving a surviving spouse after
retirement from the Board but before benefit payments have begun, benefit payments to that spouse shall begin on the first day of the calendar quarter following the 65th anniversary of the Director's birth.

Termination of Benefit Payments
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     Once begun, benefit payments to a retired Director or
his/her surviving spouse shall continue until:

     *    completion of payments for the Benefit Period, or

     * payment of the quarterly payment preceding the date of death of the later to die of both the Director and the surviving spouse, if any, whichever occurs first.

                       V.  Administration

     This Plan shall be non-contributory, non-qualified and unfunded and shall represent an unsecured general obligation of SDG&E or a successor corporation. No special fund or trust shall be created nor shall any notes or securities be issued with respect to any retirement benefits.

     The Chairman of the Compensation Committee of the Board or the Vice President - Human Resources of SDG&E shall have full and final authority to interpret this Plan, to make determinations advisable for the administration of this Plan, to approve ministerial changes and to approve changes as may be required by law or regulation. All such decisions and determinations shall be final and binding upon all parties.

     If any person entitled to payments under this Plan is, in the opinion of the Committee or its designee, incapacitated and unable to use such payments in his/her own best interest, the Committee or its designee may direct that payments (or any portion) be made to the person's spouse or legal guardian, as an alternative to the payment to the person unable to use the payments. The Committee or its designee shall have no obligation to supervise the use of such payments.

     This Plan shall be governed by the laws of the State of California.


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